CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AutoFund Servicing, Inc., on Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof, I, Jesse Whittenton, Chief Financial and Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sabanes-Oxley Act of 2002, that:

(1)

The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

(2)

The information contained in the report fairly presents, in al material respects, the financial condition and result of operations of the Company.

AutoFund Servicing, Inc.

By: /s/ Jesse Whittenton

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Jesse Whittenton
Chief Financial and

Executive Officer

February 17, 2004